Exhibit 10.6

TRANSITION AGREEMENT

This Transition Agreement (this "Transition Agreement") is by and between Superior Energy Services, Inc., a Delaware corporation (the "Company"), and William B. Masters (the "Executive”), and dated as of April 21, 2021 (the "Agreement Effective Date"). As of the Agreement Effective Date,  the parties agree to the following:

1.    Executive's employment with the Company shall terminate on December 31, 2021 (the "Termination Date"). Effective as of the Termination Date,  Executive shall be deemed to  have resigned and not hold himself out as,  an employee,  executive, director,  officer, agent,  member,  or representative of the Company or any of its Affiliates and shall effectuate any documentation the Company requests to effectuate the foregoing. "Affiliate" means a person that directly,  or indirectly through one or more intermediaries,  controls or is controlled by,  or is under common control with, the Company.

2.    Subject to Executive's execution of the Release attached hereto as Annex A  and Executive's execution and non-revocation of the Post-Employment Release attached hereto as Annex B,  between April 22, 2021 and the Termination Date, the Company shall continue to employ Executive as a  senior advisor to the Company. Executive shall perform such duties as may be reasonably  requested from time to time by the Company's Chief Executive Officer,  Chief Financial Officer or General Counsel. Between April 22, 2021 and the Termination Date, the Company shall pay Executive an amount based  on an annualized base salary of $368,834.00, which shall be paid in equal in bi-weekly installments in accordance with the Company's regular payroll practices. Through the Termination Date,  Executive and Executive ' s family ,  as the case may be, shall to eligible for continued participation in all medical and other welfare benefit plans  generally available the Company's executive officers during employment; provided,  however, Executive acknowledges and agrees that on and after April 22, 2021, Executive shall not be eligible for any incentive bonuses, long-term incentives ,  benefits under the Company's Change of Control Severance Plan, automobile allowance or vacation, holiday or personal days.

3.    Following the Termination Date, pursuant to governing law and independent of this Transition Agreement, Executive may elect benefit continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985,  as amended ("COBRA"). Subject to Executive's execution of the Release attached hereto as Annex A, and Executive's execution and non-revocation of the Post-Employment Release attached hereto as Annex B, if elected by Executive,  the Company will provide a  direct payment of 100% of Executive's COBRA premiums through March 31, 2022, unless Executive becomes eligible for other group health plan coverage or Medicare (whether Executive enrolls or not). Information regarding Executive' s  eligibility for COBRA coverage, and the terms  and conditions of such coverage, will be provided to Executive in a separate mailing.

4.    Executive acknowledges and agrees that this Transition Agreement shall replace in its  entirety the employment agreement between Executive and the Company, effective as  of June 15, 2013 (the "Employment Agreement") except that the following provisions of the Employment Agreement shall remain in full force and effect in accordance with their terms: Sections 7 (excluding Section 7(c)(i)), 8,  9,  11, 12,  13,  14, 15,  16, and 17 (collectively, all of the foregoing, the "Surviving Provisions"). For the avoidance of doubt,  other than the Surviving Provisions, no other sections of the Employment Agreement shall be of any force or effect as of April 22, 2021. Any disputes arising under this Transition Agreement (including its  annexes), under the Surviving Provisions  or otherwise arising between Executive, on the one hand,  and the Company or its Affiliates, on the other hand,  shall be resolved in accordance with the dispute resolution terms  provided in Sections 7(f) and 9  of the Employment Agreement. Notwithstanding the foregoing, in accordance with the Defend Trade Secrets Act,  18 U.S.C. § 1833(b), and other applicable law,  nothing in this Transition Agreement (including its annexes), the Surviving Provisions, or any other agreement between Executive and the Company, or any Company policy shall be read to prevent Executive from, or expose Executive to criminal or civil liability under federal or state trade secret law for, (a) discussing or disclosing information regarding employee compensation or Executive's general job duties with the Company, (b) sharing information about this  Transition Agreement with Executive's spouse, attorney, accountant, or financial or other advisor, so long as Executive ensures that such parties maintain the strict confidentiality of this Transition Agreement, (c) apprising any future employer or other person or entity to which Executive provides services of Executive's continuing obligations to the Company under this  Transition Agreement, (d) revealing any information (except information protected by any of the Company' s or its Affiliates' attorney-client privilege or the work product doctrine) with an attorney or to appropriate governmental agencies or regulators, for the purpose of reporting or investigating a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the Company, (e) providing non-privileged information in response to any other lawful subpoena or legal process or (f) disclosing trade secrets in a complaint or other document filed in a  lawsuit or other proceeding, provided the filing is made under seal and otherwise protected from disclosure except pursuant to court order.

5.    Miscellaneous.

a.    This Transition  Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Texas  without regard to principles  of conflicts of laws.

b.    This Transition Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Agreement.

[Signature page follows]

The parties hereto have executed this Transition Agreement as of the Agreement Effective Date.

SUPERIOR ENERGY SERVICES, INC.:

By: /s/ Mike Mc Govern
Mike McGovern
Executive Chairman

EXECUTIVE:

/s/William B. Masters
William B. Masters

ANNEX A

Waiver and Release Agreement

This Waiver and Release Agreement (this "Release") is effective as of the Release Effective Date (as defined below) by William B. Masters ("Executive") in favor of Superior Energy Services, Inc. (the "Company"). Executive gives this Release in consideration of the Company's promises and covenants as recited in the Transition Agreement, to which this Release is  an Annex. Capitalized terms not defined in this Release are as defined in the Transition Agreement. Executive agrees as follows:

1.    Release of the Company. In exchange for the consideration provided to Executive pursuant to the Transition Agreement, which Executive acknowledges is  fair and sufficient consideration, Executive, individually and on behalf of Executive's successors, assigns, attorneys, and all those entitled to assert Executive's rights, now and forever hereby releases and discharges the Company and its respective officers, directors, stockholders, trustees ,  employees, agents, fiduciaries, parent corporations,  subsidiaries, Affiliates, estates, successors,  assigns and attorneys (the  "Released Parties"), from any and all claims, actions, causes of action, sums of money due,  suits, debts, liens,  covenants, contracts, obligations, costs, expenses, damages,  judgments, agreements, promises, demands, claims for attorney'  s  fees and costs, or liabilities whatsoever (collectively,  "Claims"),  in law or in equity, which Executive ever had or now has  against the Released Parties, including,  without limitation ,  any Claims arising by reason of or in any way connected with any employment relationship which existed between the Company or any of its Affiliates and Executive. It is understood and agreed that this Release is intended to cover all Claims, whether known or unknown, of any nature whatsoever, including those which may be traced either directly or indirectly to the aforesaid employment relationship,  or the termination of that relationship,  that Executive has, had or  purports to have,  from the beginning of time to the date of this Release, and including but not limited to Claims for employment discrimination under federal or state law; Claims arising under Title VII of the Civil Rights Act, 42 U.S.C. § 2000(e), et seq., the Americans With Disabilities  Act, 42 U.S.C. §  12101 et seq.; or the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; Claims  for statutory or common law wrongful discharge; Claims arising under the Fair Labor Standards Act,  29 U.S.C. §  201 et seq.; Claims under any contracts, agreements,  or understandings Executive may have with any of the Released Parties, written  or oral (including under the Employment Agreement and under the Change in Control  Severance Plan); Claims for attorney's fees, expenses and costs; Claims for defamation; Claims for emotional distress; Claims for wages or vacation pay; Claims for benefits or that in any way relate to the design or administration of any employee benefit program, including any claims arising under the Employee Retirement Income Security Act, 29 U.S.C. §  1001, et seq.; or Claims under any other applicable federal, state or local laws or legal  concepts.

2.    Release of Unknown Claims.  Executive understands and agrees that this Release is a full and final release covering all known and unknown,  suspected or unsuspected injuries, debts, Claims or damages which have arisen or may have arisen from any matters, acts, omissions or dealings released in this Release.  Executive fully understand that if any fact with respect to any matter covered in this Release is found hereinafter to be other than or different from the facts believed by Executive to  be  true at the  time of the execution of this Release, Executive expressly accepts  and assumes that this Release shall be and remain effective, notwithstanding such  difference in facts.

3.    Limited Exceptions to Release. The only  exceptions to this  Release of Claims are with respect to  (1) such  Claims as may  arise after the date this Release is  executed; (2) any surviving obligations  under the Transition Agreement or the right to enforce the Transition Agreement; (3) any  indemnification obligations  to Executive under the Company's or  its subsidiaries' bylaws, certificate of incorporation,  directors and officers (D&O) insurance policies, Texas law or otherwise; (4) Executive' s vested rights under the terms of employee benefit plans sponsored by the Company or its  Affiliates; (5) applicable Workers '  Compensation benefits for occupational  injuries or illnesses; and (6) any Claims which  the controlling law clearly states may not be  released by private agreement.

4.    Covenant Not to Sue. Except as otherwise provided in Section 3 of this Release, Executive agrees and  covenants not to file any lawsuit, arbitration, or grievance in any local, state or federal court or any other court or tribunal for any Claims  released by this Release.  For  the avoidance of  doubt, nothing in this Release, any other agreement between Executive and the  Company, or  any Company policy shall prevent Executive from filing  a  charge, reporting  possible violations or participating in any investigation with the Equal Employment Opportunity Commission ("EEOC") or other governmental agency or  self-regulatory organization, including  making  any other disclosures that are protected under whistleblower or  other  provisions of any applicable  federal or  state  law or  regulations. Executive is, however, waiving Executive' s right to file a  court action or to seek or  accept  individual  remedies or damages  (including,  but not  limited to, reinstatement, back pay, front pay, damages, attorneys' or experts' fees, costs,  and/or  disbursements) from any of the Released  Parties in connection  with  any  act ion  filed by Executive or on  Executive' s behalf by any such federal, state, or local  administrative agency or  any other person or entity.

5.    Non-Admission.  The   benefits provided under  this Release are not to be construed as an admission of any liability whatsoever on the part of the Company or  any of the other  Released Parties, by whom liability is expressly  denied.

6.    Acknowledgement  and Revocation Period.  Executive has carefully read this  Release and is signing it voluntarily. In order to be eligible for  benefits under this Release,  Executive must sign  this  Release and return it to the Company's General  Counsel no later than  5:30 p.m. Central  Standard Time on April 28, 2021. This Release will become binding and enforceable on  the  day Executive executes it (the  "Release Effective Date").

7.    Governing Law and Severability.  This Release and the rights and obligations of the  parties hereto shall be governed and construed in accordance with  the  laws of the State of Texas.   If any provision hereof  is unenforceable  or is held to  be unenforceable,  such provision shall be fully severable, and this  document and its terms shall be construed and enforced  as if such unenforceable  provision had  never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and  the court  or  tribunal  construing the provisions  shall add  as a part  hereof a provision as similar  in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

8.    Enforcement; Complete Agreement. This Release is part  of the Transition Agreement and, once executed, may be enforced in accordance with Section 4  of the Transition Agreement. This Release, along with the Transition Agreement and the Surviving Provisions,  set fo1th the entire understanding and agreement between Executive and the Company concerning the subject matter of this Release and supersede and invalidate any previous agreements or contracts. No representations, inducements, promises or agreements,  oral or otherwise,  which are not embodied herein shall be of any force or effect.

9.    Cooperation.   Following the Termination Date,  Executive agrees to cooperate with the Company, without any compensation other than that set forth in this  Release ,  in connection with (a) transition of Executive's job duties, and/or (b) information Executive may have relating to events,  occurrences,  or omissions that may have occurred (or failed to have occurred) while Executive was employed by the Company. The Company shall try to schedule Executive's cooperation pursuant to this Section 9 so as not to unduly interfere with Executive '  s other personal or professional pursuits.

To confirm Executive's agreement with the terms and conditions of this Release, Executive has signed and dated it below.

AGREED TO:

William B. Masters
Executive’s Printed Name

/s/William B. Masters
Executive’s Signature

April 21, 2021
Executive’s Signature Date

Do Not Execute Before the Termination Date

ANNEX B

Post-Employment Release

This Post-Employment Release (this "Post-Employment Release") is effective as of the Post-Employment Release Effective Date (as defined below) by William B. Masters ("Executive") in favor of Superior Energy Services, Inc. (the "Company"). Executive gives this Post Employment Release in consideration of the Company's promises and covenants as recited in  the Transition Agreement, to which this Post-Employment Release is an Annex. Capitalized terms not defined in this Post-Employment Release are as defined in the Transition Agreement. Executive agrees as follows:

1.    Release of the Company. In exchange for the consideration provided to Executive pursuant to the Transition Agreement,  which Executive acknowledges is fair and sufficient consideration, Executive, individually and on behalf of Executive's successors,  assigns, attorneys,  and all those entitled to assert Executive's rights, now and forever hereby releases and discharges the Company and its respective officers, directors,  stockholders, trustees, employees,  agents, fiduciaries, parent corporations, subsidiaries, Affiliates, estates,  successors, assigns and attorneys (the  "Released Parties"), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens, covenants, contracts, obligations, costs, expenses, damages, judgments, agreements, promises, demands, claims for attorney's fees and costs,  or liabilities whatsoever (collectively,  "Claims"), in law or in equity, which Executive ever had or now has against the Released Parties, including, without limitation, any Claims arising by reason of or in any way connected with any employment relationship which existed between the Company or any of its Affiliates and Executive. It is understood and agreed that this Post-Employment Release is intended to cover all Claims, whether known or unknown,  of any nature whatsoever, including those which may be traced either directly or indirectly to the aforesaid employment relationship, or the termination of that relationship, that Executive has,  had or purports to have, from the beginning of time to the date of this Post-Employment Release, and including but not limited to Claims for employment discrimination under federal or state law; Claim s arising under the Age Discrimination in Employment Act,  29 U.S.C. § 621, et seq., Title VII of the Civil Rights Act, 42 U.S.C. § 2000(e), et seq., the Americans With Disabilities Act,  42 U.S.C. § 12101 et seq.; or the Family and Medical Leave Act, 29 U.S.C. § 2601  et seq.; Claims for statutory or common law wrongful discharge; Claims arising under the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.; Claims under any contracts, agreements, or understandings Executive may have with any of the Released Parties, written or oral (including under the Agreement and under the Change in Control  Severance Plan); Claims  for attorney's fees,  expenses and costs; Claims for defamation; Claims for emotional distress; Claims for wages or vacation pay; Claims for benefits or that in any way relate  to the design or administration of any  employee  benefit program,  including any  claims arising under the Employee Retirement Income Security Act, 29 U.S.C.  §  1001, et seq.; or Claims under any other applicable  federal, state or local  laws or legal concepts.

2.    Release of Claims Under the Age Discrimination in Employment Act. Without limiting the generality of the foregoing,  Executive agrees that by executing this Post-Employment Release, he or she has released and waived any and all Claims he or she has or may have as of the  date of this Post-Employment Release under the Age Discrimination in Employment Act, 29 U.S.C.  §  621, et seq., and all other federal, state, and local laws regarding age discrimination and other forms of discrimination or harassment. Executive acknowledges and agrees that he or she has been, and hereby is, advised by the Company to consult with an attorney prior to executing this Post-Employment Release; that Executive has carefully  read this Post-Employment Release; that Executive fully understands the terms, conditions, and significance of this Post-Employment Release and its final and binding effect; that no other promises or representations were made to Executive other than those set forth in this Post-Employment Release; that Executive is fully competent to manage Executive's business affairs and understands that Executive may be waiving legal rights by signing this Post-Employment Release; that Executive has executed this Post Employment Release voluntarily, knowingly, and with an intent to be bound by this Post Employment

Release; and that Executive has full power and authority to release Executive's Claims as set forth herein and has not assigned any such Claims  to any other individual or entity. Executive further acknowledges and agrees that the Company has offered Executive the opportunity, before executing this  Post-Employment Release, to consider this Post-Employment Release for a period of twenty-one (21) calendar days; and that the consideration Executive receives for this Post-Employment Release is in addition to amounts to which Executive was already entitle d. It is further understood that this Post-Employment Release is not effective until seven (7) calendar days after the execution of this Post-Employment Release and that Executive may revoke this Post-Employment Release with in seven (7) calendar days from the date of execution hereof.

3.    Release of Unknown Claims.  Executive understands and agrees that this Post- Employment Release is a  full and final release covering all known and unknown, suspected or unsuspected injuries, debts,  Claims or damages which have arisen or may have arisen from any matters,  acts, omissions or dealings released in this Post-Employment Release. Executive fully understand that if any fact with respect to any matter covered in this Post-Employment Release is found hereinafter to be other than or different from the facts believed by Executive to be true at the time of the execution of this Post-Employment Release, Executive expressly accepts and assumes that this Post-Employment Release shall be and remain effective, notwithstanding such difference in facts.

4.    Limited Exceptions to Release. The only exceptions to this Post-Employment Release of Claims are with respect to (1) such Claims as may arise after the date this Post Employment Release is executed; (2) any surviving obligations under the Transition Agreement or the right to enforce the Transition Agreement; (3) any indemnification obligations to Executive under the Company's or its subsidiaries' bylaws, certificate of incorporation ,  directors and officers (D&O) insurance policies, Texas  law or otherwise; (4)  Executive '  s vested  rights  under the  terms of employee benefit plans sponsored by the Company or its Affiliates; (5) an action to challenge the Release of Claims under the Age Discrimination in Employment Act; (6) applicable Workers '  Compensation benefits for occupational  injuries or illnesses; and (7) any Claims which the controlling law clearly states may not be released by private agreement.

5.    Covenant Not to Sue.  Except as otherwise provided in Section 4 of this Post- Employment Release, Executive agrees and covenants not to file any lawsuit, arbitration, or grievance in any local, state or federal court or any other court or tribunal for any Claims released  by this  Post-Employment Release. For the avoidance of doubt, nothing  in this Post-Employment Release, any other agreement between Executive and the Company, or  any Company  policy shall prevent  Executive from filing a charge, reporting possible violations or participating in any  investigation with the Equal Employment Opportunity Commission  ("EEOC") or  other governmental agency or self-regulatory organization, including making any other disclosures that are protected under  whistleblower or other provisions of any  applicable federal  or  state law or  regulations. Executive is, however, waiving  Executive's right to file a court action or to seek or accept individual remedies or damages (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys' or experts' fees, costs, and/or disbursements) from any of the Released Parties  in connection with  any action filed by Executive or on Executive's behalf by  any such federal, state, or local administrative agency or  any other person or entity.

6.    Non-Admission.   The benefits provided under this Post-Employment Release are not to be construed as an admission  of any liability whatsoever  on  the pa1t of the Company or  any of the other Released Parties, by whom liability  is expressly denied.

7.    Acknowledgement and Revocation Period.  Executive has  carefully read this Post-  Employment Release and is signing  it voluntarily. In order to be eligible for benefits und er this Post-Employment Release, Executive must sign this Post-Employment Release and return it to the Company  '  s  General Counsel no earlier  than Executive's Termination Date, and no later  than 5:30 p.m. Central Standard Time on the 22nd day following  the Executive '  s  Termination Date.  Executive acknowledges that Executive has  had at least twenty-one (21)  days from receipt of this Post-Employment Release to review it prior to signing or  that, if Executive is signing  this  Post Employment Release prior to the expiration of such  21-day  period, Executive is waiving his or her  right to review the Post-Employment Release for  such  full 21-day  period prior to signing it. Executive  has  the right to revoke this  Post-Employment  Release within seven (7) days following  the date Executive executes it. In order to revoke this Post-Employment Release, Executive must deliver notice of the  revocation  in writing  to the Company's General Counsel  before the expiration  of the seven  (7) day period. However,  if Executive revokes this Post-Employment Release within such  seven  (7) day period,  no separation  benefits pursuant to this  Post-Employment Release will be payable to Executive. If Executive does not revoke this  Post-Employment Release within seven (7) days of signing  it,  this Post-Employment Release shall become fully binding, effective, and enforceable on the eighth  (8th) calendar day after  the day Executive executes it. The date upon which  this Post-Employment Release becomes binding and enforceable  is  the  "Post-Employment Release Effective Date."

8.    No Revocation After  Seven Days. Executive acknowledges and agrees that this Post-Employment Release may not be revoked  at any time after the expiration of the seven (7) day revocation period. Executive further  acknowledges and agrees that, with  the exception of an action to challenge the waiver of Claims  under the Age Discrimination in Employment Act, Executive shall not ever attempt to challenge the terms of this Post-Employment Release, attempt to obtain  an  order  declaring this Post-Employment Release to be null and void, or institute litigation against the Company or any other Released Patty based upon a claim that is covered by the terms of the Post-Employment Release contained herein, without first repaying all monies paid to  him or her under this  Post-Employment Release. Furthermore, with  the exception of an action  to challenge Executive' s waiver  of Claims under the Age Discrimination in Employment Act, if  Executive does not prevail in an action to challenge this Post-Employment Release, to obtain an order declaring this Post-Employment Release to be null and void,  or in any action against the Company or any other Released Party based upon a Claim that is covered by the Post-Employment Release set forth herein, Executive shall pay to the Company and/or the appropriate Released Party all of their costs and attorneys' fees incurred in their defense of Executive's action.

9.    Enforcement; Complete Agreement.  This Post-Employment Release is part of the Transition Agreement and, once executed, may be enforced in accordance with Section 4 of the Transition Agreement. This Post-Employment Release, along with the Transition Agreement,  the Surviving Provisions and the Release, set forth the entire understanding and agreement between Executive and the Company concerning the subject matter of this Post-Employment Release and supersede and invalidate any previous agreements or contracts. No representations, inducements, promises or agreements,  oral or otherwise, which are not embodied herein shall be of any force or effect.

To confirm Executive's agreement with the terms and conditions of this Post-Employment Release, Executive has signed and dated it below.

AGREED TO:

William B. Masters
Executive’s Printed Name

/s/William B. Masters
Executive’s Signature

April 21, 2021
Executive’s Signature Date